Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2026 Results

Financial and Business Highlights

•	Service revenue was $239.2 million for Q1 2026 and was $240.5 million for Q4 2025.

o	Wavelength revenue increased by 12.3% sequentially from Q4 2025 to $13.6 million for Q1 2026 and increased by 90.8% from Q1 2025.

▪	Wavelength customer connections increased by 9.6% sequentially from Q4 2025 to 2,263 connections for Q1 2026 and increased by 71.2% from Q1 2025.

o	On-net revenue increased by 1.0% sequentially from Q4 2025 to $135.6 million for Q1 2026 and increased by 4.6% from Q1 2025.

•	Revenue from leasing IPv4 addresses increased by 3.9% sequentially from Q4 2025 to $18.0 million for Q1 2026 and increased by 24.8% from Q1 2025.

•	EBITDA, as adjusted, was $70.2 million for Q1 2026 and increased by 2.1% from Q1 2025.

o	EBITDA, as adjusted, margin was 29.3% for Q1 2026 and was 27.8% for Q1 2025.

•	IP Network traffic for Q1 2026 increased by 4% from Q4 2025 and increased by 14% from Q1 2025.

•	Cogent approved a quarterly dividend of $0.02 per share for Q2 2026.

[WASHINGTON, D.C. May 4, 2026] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $239.2 million for the three months ended March 31, 2026, a decrease of 0.6% from the three months ended December 31, 2025 and a decrease of 3.2% from the three months ended March 31, 2025.

Foreign exchange rates positively impacted service revenue growth from the three months ended December 31, 2025 to the three months ended March 31, 2026 by $0.3 million and positively impacted service revenue growth from the three months ended March 31, 2025 to the three months ended March 31, 2026 by $3.4 million. On a constant currency basis, service revenue decreased by 0.7% from the three months ended December 31, 2025 to the three months ended March 31, 2026 and decreased by 4.6% from the three months ended March 31, 2025 to the three months ended March 31, 2026.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $135.6 million for the three months ended March 31, 2026, an increase of 1.0% from the three months ended December 31, 2025 and an increase of 4.6% from the three months ended March 31, 2025.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $89.0 million for the three months ended March 31, 2026, a decrease of 4.2% from the three months ended December 31, 2025 and a decrease of 17.0% from the three months ended March 31, 2025.

Wavelength revenue was $13.6 million for the three months ended March 31, 2026, an increase of 12.3% from the three months ended December 31, 2025 and an increase of 90.8% from the three months ended March 31, 2025.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $1.0 million for the three months ended March 31, 2026, $1.2 million for the three months ended December 31, 2025 and $3.0 million for the three months ended March 31, 2025.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 4.0% from the three months ended December 31, 2025 to $55.9 million for the three months ended March 31, 2026 and increased by 66.5% from the three months ended March 31, 2025.

GAAP gross margin was 23.4% for the three months ended March 31, 2026, 22.3% for the three months ended December 31, 2025 and 13.6% for the three months ended March 31, 2025.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit decreased by 2.0% from the three months ended December 31, 2025 to $110.3 million for the three months ended March 31, 2026 and increased by 0.2% from the three months ended March 31, 2025.

Non-GAAP gross margin was 46.1% for the three months ended March 31, 2026, 46.8% for the three months ended December 31, 2025 and 44.6% for the three months ended March 31, 2025.

Net cash provided by (used in) operating activities was $14.8 million for the three months ended March 31, 2026, $(6.0) million for the three months ended December 31, 2025 and $36.4 million for the three months ended March 31, 2025.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts paid under the IP Transit Services Agreement were $25.0 million for each of the three months ended March 31, 2025, December 31, 2025 and March 31, 2026.

Earnings before interest, taxes, depreciation and amortization (EBITDA), was $45.2 million for the three months ended March 31, 2026, $51.7 million for the three months ended December 31, 2025 and $43.8 million for the three months ended March 31, 2025.

EBITDA margin, was 18.9% for the three months ended March 31, 2026, 21.5% for the three months ended December 31, 2025 and 17.7% for the three months ended March 31, 2025.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for cash paid under the IP Transit Services Agreement, was $70.2 million for the three months ended March 31, 2026, $76.7 million for the three months ended December 31, 2025 and $68.8 million for the three months ended March 31, 2025.

EBITDA margin, as adjusted for cash paid under the IP Transit Services Agreement, was 29.3% for the three months ended March 31, 2026, 31.9% for the three months ended December 31, 2025 and 27.8% for the three months ended March 31, 2025.

Basic and diluted net (loss) per share was $(0.83) for the three months ended March 31, 2026, $(0.64) for the three months ended December 31, 2025 and was $(1.09) for the three months ended March 31, 2025.

Total customer connections decreased by 3.2% from March 31, 2025 to 116,809 as of March 31, 2026 and decreased by 0.7% from December 31, 2025. On-net customer connections increased by 1.3% from March 31, 2025 to 87,899 as of March 31, 2026 and decreased by 0.1% from December 31, 2025. Off-net customer connections decreased by 12.7% from March 31, 2025 to 24,014 as of March 31, 2026 and decreased by 2.6% from December 31, 2025. Wavelength customer connections increased by 71.2% from March 31, 2025 to 2,263 as of March 31, 2026 and increased by 9.6% from December 31, 2025. Non-core customer connections were 2,633 as of March 31, 2026, 2,979 as of December 31, 2025 and 5,120 as of March 31, 2025.

The number of on-net buildings increased by 105 on-net buildings from March 31, 2025 to 3,605 as of March 31, 2026 and increased by 26 on-net buildings from December 31, 2025.

Optical Wave Network

Acquiring the Sprint network has also allowed Cogent to construct a wavelength network using predominantly owned fiber. This enabled Cogent to expand its product offerings to include optical wavelength services. As of March 31, 2026, Cogent was offering optical wavelength services in 1,107 locations in the United States, Mexico and Canada.

Quarterly Dividend Approved

On May 1, 2026, Cogent’s Board approved a regular quarterly dividend of $0.02 per share payable on June 2, 2026 to shareholders of record on May 18, 2026.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 4, 2026 to discuss Cogent’s operating results for the first quarter of 2026. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, optical wavelength, optical transport and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 306 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue (13)	$129,628	$132,331	$135,267	$134,281	$135,568
% Change from previous Qtr.	0.7%	2.1%	2.2%	-0.7%	1.0%
Off-Net revenue	$107,274	$102,177	$95,111	$92,909	$89,023
% Change from previous Qtr.	-5.2%	-4.8%	-6.9%	-2.3%	-4.2%
Wavelength revenue (1)	$7,119	$9,057	$10,179	$12,097	$13,585
% Change from previous Qtr.	2.2%	27.2%	12.4%	18.8%	12.3%
Non-Core revenue (2)	$3,027	$2,682	$1,392	$1,231	$1,011
% Change from previous Qtr.	-10.3%	-11.4%	-48.1%	-11.6%	-17.9%
Service revenue – total (13)	$247,048	$246,247	$241,949	$240,518	$239,187
% Change from previous Qtr.	-2.1%	-0.3%	-1.7%	-0.6%	-0.6%
Constant currency total revenue quarterly growth rate – sequential quarters (3) (13)	-1.9%	-1.3%	-2.1%	-0.5%	-0.7%
Constant currency total revenue quarterly growth rate – year over year quarters (3) (13)	-6.7%	-6.0%	-6.6%	-5.7%	-4.6%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3) (13)	-1.6%	-1.2%	-1.8%	-0.8%	-0.5%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3) (13)	-6.6%	-6.3%	-6.4%	-5.3%	-4.3%
Excise Taxes included in service revenue (4)	$20,200	$19,998	$19,188	$19,786	$19,490
% Change from previous Qtr.	-3.6%	-1.0%	-4.1%	3.1%	-1.5%
IPv4 Revenue, included in On-Net revenue	$14,413	$15,320	$17,475	$17,323	$17,992
% Change from previous Qtr.	14.8%	6.3%	14.1%	-0.9%	3.9%
IPv4 Addresses Billed	12,879,749	13,187,109	14,600,974	15,274,488	15,203,726
% Change from previous Qtr.	-1.2%	2.4%	10.7%	4.6%	-0.5%
Corporate revenue (5)	$110,686	$109,047	$105,201	$102,817	$101,041
% Change from previous Qtr.	-2.1%	-1.5%	-3.5%	-2.3%	-1.7%
Net-centric revenue (5) (13)	$92,615	$97,309	$100,288	$103,353	$105,756
% Change from previous Qtr.	-1.1%	5.1%	3.1%	3.1%	2.3%

Enterprise revenue (5)	$43,747	$39,891	$36,460	$34,348	$32,390
% Change from previous Qtr.	-4.1%	-8.8%	-8.6%	-5.8%	-5.7%
Network operations expenses (4)	$136,949	$136,986	$131,107	$128,035	$128,910
% Change from previous Qtr.	-11.5%	0.0%	-4.3%	-2.3%	0.7%
GAAP gross profit (6)	$33,571	$33,465	$49,843	$53,742	$55,903
% Change from previous Qtr.	12.5%	-0.3%	48.9%	7.8%	4.0%
GAAP gross margin (6)	13.6%	13.6%	20.6%	22.3%	23.4%
Non-GAAP gross profit (3) (7)	$110,099	$109,261	$110,842	$112,483	$110,277
% Change from previous Qtr.	12.8%	-0.8%	1.4%	1.5%	-2.0%
Non-GAAP gross margin (3) (7)	44.6%	44.4%	45.8%	46.8%	46.1%
Selling, general and administrative expenses (8)	$66,340	$60,766	$62,061	$60,740	$65,094
% Change from previous Qtr.	19.0%	-8.4%	2.1%	-2.1%	7.2%
Depreciation and amortization expense	$76,038	$75,290	$60,429	$58,422	$54,055
% Change from previous Qtr.	13.0%	-1.0%	-19.7%	-3.3%	-7.5%
Equity-based compensation expense	$8,013	$4,664	$8,932	$4,808	$7,563
% Change from previous Qtr.	9.1%	-41.8%	91.5%	-46.2%	57.3%
Operating income (loss)	$(40,292)	$(31,459)	$(18,128)	$(11,329)	$(13,507)
% Change from previous Qtr.	23.0%	21.9%	42.4%	37.5%	-19.2%
Interest expense (9)	$34,015	$48,688	$43,146	$54,135	$47,944
% Change from previous Qtr.	-25.0%	43.1%	-11.4%	25.5%	-11.4%
Non-cash change in valuation – Swap Agreement (9)	$201	$(8,911)	$223	$(9,758)	$(4,069)
Net loss	$(52,042)	$(57,807)	$(41,544)	$(30,781)	$(39,542)
Basic net loss per common share	$(1.09)	$(1.21)	$(0.87)	$(0.64)	$(0.83)
Diluted net loss per common share	$(1.09)	$(1.21)	$(0.87)	$(0.64)	$(0.83)
Weighted average common shares – basic	47,676,735	47,592,836	47,603,287	47,724,101	47,774,617
% Change from previous Qtr.	0.3%	-0.2%	0.0%	0.3%	0.1%
Weighted average common shares – diluted	47,676,735	47,592,836	47,603,287	47,724,101	47,774,617
% Change from previous Qtr.	0.3%	-0.2%	0.0%	0.3%	0.1%
EBITDA (3)	$43,759	$48,495	$48,781	$51,743	$45,183
% Change from previous Qtr.	4.6%	10.8%	0.6%	6.1%	-12.7%

EBITDA margin (3)	17.7%	19.7%	20.2%	21.5%	18.9%
Cash payments under IP Transit Services Agreement (10)	$25,000	$25,000	$25,000	$25,000	$25,000
EBITDA, as adjusted for payments under IP Transit Services Agreement (3) (10)	$68,759	$73,495	$73,781	$76,743	$70,183
% Change from previous Qtr.	2.9%	6.9%	0.4%	4.0%	-8.5%
EBITDA, as adjusted for cash payments under IP Transit Services Agreement, margin (3) (10)	27.8%	29.8%	30.5%	31.9%	29.3%
Net cash provided by (used in) operating activities	$36,351	$(44,039)	$3,100	$(5,992)	$14,834
% Change from previous Qtr.	150.1%	-221.1%	107.0%	-293.3%	347.6%
Capital expenditures	$58,088	$56,200	$36,250	$37,031	$46,239
% Change from previous Qtr.	26.0%	-3.3%	-35.5%	2.2%	24.9%
Principal payments of capital (finance) lease obligations	$8,003	$8,520	$8,791	$8,528	$13,356
% Change from previous Qtr.	-71.4%	6.5%	3.2%	-3.0%	56.6%
Dividends paid	$49,133	$49,560	$49,066	$2,304	$1,299
Gross Leverage Ratio (3)	6.69	8.65	8.24	8.04	8.02
Net Leverage Ratio (3)	6.08	7.52	7.44	7.34	7.41
Gross Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (14)	5.81	7.74	7.45	7.35	7.40
Net Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (14)	5.21	6.61	6.65	6.64	6.79
Gross Leverage Ratio under the Company’s Indentures (3)	5.86	6.82	5.66	6.13	6.10
Secured Leverage Ratio under the Company’s Indentures (3)	3.44	4.20	3.49	3.80	3.79
Interest Coverage Ratio under the Company’s Indentures (3)	2.80	2.43	2.62	2.39	2.29
Customer Connections – end of period (13)
On-Net customer connections	86,781	87,407	87,767	87,944	87,899
% Change from previous Qtr.	-0.8%	0.7%	0.4%	0.2%	-0.1%
Off-Net customer connections	27,508	26,239	25,518	24,656	24,014
% Change from previous Qtr.	-5.0%	-4.6%	-2.7%	-3.4%	-2.6%
Wavelength customer connections (1)	1,322	1,469	1,750	2,064	2,263
% Change from previous Qtr.	18.2%	11.1%	19.1%	17.9%	9.6%

Non-Core customer connections (2)	5,120	3,615	3,244	2,979	2,633
% Change from previous Qtr.	-11.8%	-29.4%	-10.3%	-8.2%	-11.6%
Total customer connections (13)	120,731	118,730	118,279	117,643	116,809
% Change from previous Qtr.	-2.1%	-1.7%	-0.4%	-0.5%	-0.7%
Corporate customer connections (5)	45,295	44,307	43,391	42,579	41,903
% Change from previous Qtr.	-2.3%	-2.2%	-2.1%	-1.9%	-1.6%
Net-centric customer connections (5) (13)	61,795	62,659	63,875	64,551	65,098
% Change from previous Qtr.	-0.7%	1.4%	1.9%	1.1%	0.8%
Enterprise customer connections (5)	13,641	11,764	11,013	10,513	9,808
% Change from previous Qtr.	-7.7%	-13.8%	-6.4%	-4.5%	-6.7%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,867	1,871	1,869	1,881	1,875
Carrier neutral data center buildings	1,453	1,471	1,482	1,511	1,545
Cogent data centers	101	101	100	100	99
Cogent edge data centers	79	86	86	87	86
Total on-net buildings	3,500	3,529	3,537	3,579	3,605
Total carrier neutral data center nodes	1,668	1,675	1,686	1,715	1,744
Wave enabled locations	883	938	996	1,068	1,107
Square feet – multi-tenant office buildings – on-net	1,015,459,520	1,017,918,826	1,017,433,216	1,025,139,485	1,024,433,714
Total Technical Buildings Owned (11)	482	482	482	482	482
Square feet – Technical Buildings Owned (11)	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period
Intercity route miles – Leased	79,867	73,075	72,955	73,218	73,769
Metro route miles – Leased	30,788	31,297	31,388	32,634	33,036
Metro fiber miles – Leased	90,696	92,631	93,338	96,663	97,916
Intercity route miles – Owned	21,883	21,883	21,883	21,883	21,883
Metro route miles – Owned	1,704	1,704	1,704	1,704	1,704
Connected networks – AS’s	8,240	8,085	8,043	7,659	7,630

Headcount – end of period (12)
Sales force – quota bearing (12)	629	628	617	590	568
Sales force – total (12)	820	820	802	777	749
Total employees (12)	1,899	1,889	1,882	1,833	1,795
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	3.8	4.8	4.6	4.1	4.1
FTE – sales reps	605	588	592	585	559

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $490, $506, $570, $319 and $319 in the three-month periods ended March 31, 2025 through March 31, 2026 respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $20,200, $19,998, $19,188, $19,786 and $19,490 in the three-month periods ended March 31, 2025 through March 31, 2026, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows:

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,

•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and

•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.

•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively.

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $7,523, $4,158, $8,362, $4,489 and $7,244 in the three-month periods ended March 31, 2025 through March 31, 2026, respectively.

(9) Through February 5, 2026, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on Cogent’s 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes payments of $9,880 and $4,078 for the three-month periods ended December 31, 2025 and March 31, 2026, respectively, related to the Swap Agreement. Under GAAP, changes in the valuation of the Swap Agreement are classified with interest expense in the condensed consolidated statements of comprehensive (loss) income.

(10) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$25.0 million for the three months ended March 31, 2025, and

•	$25.0 million for the three months ended June 30, 2025,

•	$25.0 million for the three months ended September 30, 2025,

•	$25.0 million for the three months ended December 31, 2025, and

•	$25.0 million for the three months ended March 31, 2026.

(11) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Cogent converted 52 of those buildings to Cogent Data Centers and 87 into Cogent Edge Data Centers.

(12) In connection with the acquisition of the Wireline Business, Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of March 31, 2025, there were 618 employees remaining from the original Wireline Business employees.

•	As of June 30, 2025, there were 603 employees remaining from the original Wireline Business employees.

•	As of September 30, 2025, there were 588 employees remaining from the original Wireline Business employees.

•	As of December 31, 2025, there were 569 employees remaining from the original Wireline Business employees.

•	As of March 31, 2026, there were 559 employees remaining from the original Wireline Business employees.

(13) Net-centric revenue under the CSA (predominantly on-net revenue) was

•	$0.7 million for the three months ended March 31, 2025,

•	$1.1 million for the three months ended June 30, 2025,

•	$0.4 million for the three months ended September 30, 2025,

•	$0.4 million for the three months ended December 31, 2025, and

•	$0.5 million for the three months ended March 31, 2026.

Net-centric customer connections under the CSA were:

•	1,478 as of March 31, 2025,

•	1,595 as of June 30, 2025,

•	1,666 as of September 30, 2025,

•	1,676 as of December 31, 2025, and

•	1,676 as of March 31, 2026.

(14) Amounts Due from T-Mobile include 1) Due from T-Mobile, IP Transit Services Agreement, current portion, 1) Due from T-Mobile, IP Transit Services Agreement, long-term portion and 3) Due from T-Mobile, Purchase Agreement, all amounts net of their applicable discounts. These amounts totaled $265,090, $244,821, $224,167, $203,120 and $181,670 as of March 31, 2025 to March 31, 2026, respectively.

NM	Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA, as adjusted for cash payments made to the Company under the IP Transit Services Agreement, margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
($ in 000’s) – unaudited
Net cash provided by (used in) operating activities	$36,351	$(44,039)	$3,100	$(5,992)	$14,834
Changes in operating assets and liabilities	$(26,614)	$42,244	$8,941	$7,795	$(13,375)
Cash interest expense and income tax expense	34,022	50,290	36,740	49,940	43,724
EBITDA	$43,759	$48,495	$48,781	$51,743	$45,183
PLUS: Cash payments made to the Company under IP Transit Services Agreement	25,000	25,000	25,000	25,000	25,000
EBITDA, as adjusted for cash payments made to the Company under IP Transit Services Agreement	$68,759	$73,495	$73,781	$76,743	$70,183
EBITDA margin	17.7%	19.7%	20.2%	21.5%	18.9%
EBITDA, as adjusted for cash payments made to the Company under IP Transit Services Agreement, margin	27.8%	29.8%	30.5%	31.9%	29.3%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Service revenue, as reported – current period	$247,048	$246,247	$241,949	$240,518	$239,187
Impact of foreign currencies on service revenue	542	(2,419)	(938)	191	(253)
Service revenue - as adjusted for currency impact (1)	$247,590	$243,828	$241,011	$240,709	$238,934
Service revenue, as reported – prior sequential period	$252,291	$247,048	$246,247	$241,949	$240,518
Constant currency revenue increase (decrease)	$(4,701)	$(3,220)	$(5,236)	$(1,240)	$(1,584)
Constant currency revenue percent increase (decrease)	-1.9%	-1.3%	-2.1%	-0.5%	-0.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Service revenue, as reported – current period	$247,048	$246,247	$241,949	$240,518	$239,187
Impact of foreign currencies on service revenue	1,258	(1,507)	(1,806)	(2,659)	(3,420)
Service revenue - as adjusted for currency impact (2)	$248,306	$244,740	$240,143	$237,859	$235,767
Service revenue, as reported – prior year period	$266,168	$260,443	$257,202	$252,291	$247,048
Constant currency revenue increase	$(17,862)	$(15,703)	$(17,059)	$(14,432)	$(11,281)
Constant currency percent revenue increase	-6.7%	-6.0%	-6.6%	-5.7%	-4.6%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Service revenue, as reported – current period	$247,048	$246,247	$241,949	$240,518	$239,187
Impact of foreign currencies on service revenue	542	(2,419)	(938)	191	(253)
Impact of excise taxes on service revenue	760	202	832	(598)	296
Service revenue - as adjusted for currency and excise taxes impact (3)	$248,350	$244,030	$241,843	$240,111	$239,230
Service revenue, as reported – prior sequential period	$252,291	$247,048	$246,247	$241,949	$240,518
Constant currency and excise taxes revenue increase (decrease)	$(3,941)	$(3,018)	$(4,404)	$(1,838)	$(1,288)
Constant currency and excise tax revenue percent increase (decrease)	-1.6%	-1.2%	-1.8%	-0.8%	-0.5%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Service revenue, as reported – current period	$247,048	$246,247	$241,949	$240,518	$239,187
Impact of foreign currencies on service revenue	1,258	(1,507)	(1,806)	(2,659)	(3,420)
Impact of excise taxes on service revenue	349	(816)	586	1,174	710
Service revenue - as adjusted for currency and excise taxes impact (4)	$248,655	$243,924	$240,729	$239,033	$236,477
Service revenue, as reported – prior year period	$266,168	$260,443	$257,202	$252,291	$247,048
Constant currency and excise taxes revenue increase	$(17,513)	$(16,519)	$(16,473)	$(13,258)	$(10,571)
Constant currency and excise tax percent revenue increase	-6.6%	-6.3%	-6.4%	-5.3%	-4.3%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and non-GAAP gross margin

Non-GAAP gross profit and non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
($ in 000’s) – unaudited
Service revenue total	$247,048	$246,247	$241,949	$240,518	$239,187
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	213,477	212,782	192,106	186,776	183,284
GAAP Gross Profit (5)	$33,571	$33,465	$49,843	$53,742	$55,903
Plus - Equity-based compensation – network operations expense	490	506	570	319	319
Plus – Depreciation and amortization expense	$76,038	$75,290	$60,429	$58,422	$54,055
Non-GAAP Gross Profit (6)	$110,099	$109,261	$110,842	$112,483	$110,277
GAAP Gross Margin (5)	13.6%	13.6%	20.6%	22.3%	23.4%
Non-GAAP Gross Margin (6)	44.6%	44.4%	45.8%	46.8%	46.1%

(5)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for cash payments under the IP Transit Services Agreement. Gross leverage, adjusted for amounts Due from T-Mobile, is defined as total debt minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for cash payments under the IP Transit Services Agreement. Net leverage, adjusted for amounts Due from T-Mobile, is defined as total net debt (total debt minus cash and cash equivalents) minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for cash payments under the IP Transit Services Agreement.

Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2025	As of June 30, 2025	As of September 30, 2025	As of December 31, 2025	As of March 31, 2026
Cash and cash equivalents & restricted cash	$183,970	$306,725	$226,294	$205,112	$179,265
Debt
Capital (finance) leases – current portion	24,685	26,523	24,990	26,112	23,967
Capital (finance) leases – long term	543,852	578,634	576,851	597,239	604,981
Senior Secured 2032 Notes		600,000	600,000	600,000	600,000
Senior Secured 2026 Notes	500,000
Secured IPv4 Notes	206,000	380,400	380,400	380,400	380,400
Senior Unsecured 2027 Notes	750,000	750,000	750,000	750,000	750,000
Total debt	2,024,537	2,335,557	2,332,241	2,353,751	2,359,348
Total net debt	1,840,567	2,028,832	2,105,947	2,148,639	2,180,083
Trailing 12 months EBITDA, as adjusted for cash payments from the IP Transit Services Agreement	302,636	269,968	282,888	292,785	294,202
Gross leverage ratio	6.69	8.65	8.24	8.04	8.02
Net leverage ratio	6.08	7.52	7.44	7.34	7.41
Total amounts Due from T-Mobile	$265,090	$244,821	$224,167	$203,120	$181,670
Total debt, adjusted for amounts Due from T-Mobile	1,759,447	2,090,736	2,108,074	2,150,631	2,177,678
Total net debt, adjusted for amounts Due from T-Mobile	1,575,477	1,784,011	1,881,780	1,945,519	1,998,413
Gross leverage ratio, adjusted for amounts Due from T-Mobile	5.81	7.74	7.45	7.35	7.40
Net leverage ratio, adjusted for amounts Due from T-Mobile	5.21	6.61	6.65	6.64	6.79

Ratios under the Company’s indentures

Consolidated Leverage Ratio is defined in the Company’s Indentures as total debt divided by Consolidated Cash Flow (as defined in the Company’s Indentures) for the most recently completed period of four consecutive fiscal quarters of the Company (the “Reference Period”), subject to certain adjustments provided for in the Company’s Indentures. Secured Leverage Ratio is defined in the Company’s Indentures as total secured debt divided by Consolidated Cash Flow for the Reference Period, subject to certain adjustments provided for in the Company’s Indentures. Net leverage ratio is presented as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months Consolidated Cash Flow. Net leverage ratio is not a defined term in the Company’s Indentures. Fixed Charge Coverage Ratio is defined in the Company’s Indentures as Consolidated Cash Flow for the Reference Period divided by Fixed Charges (as defined in the Company’s Indentures) for the Reference Period, which largely consist of interest expense, subject to certain adjustments provided for in the Company’s Indentures. Cogent’s ratios are shown in the table below.

($ in 000’s) – unaudited	As of March 31, 2025	As of June 30, 2025 (2)	As of September 30, 2025 (2)	As of December 31, 2025 (2)	As of March 31, 2026 (2)
Cash and cash equivalents & restricted cash	$165,676	$195,165	$136,513	$135,410	$127,334
Debt
Capital (finance) leases – current portion	24,685	26,523	24,990	26,112	23,967
Capital (finance) leases – long term	543,852	578,634	576,851	597,239	604,981
Letters of credit	124	130	130	130	130
Senior Secured 2026 Notes	500,000
Senior Secured 2032 Notes		600,000	600,000	600,000	600,000
Senior Unsecured 2027 Notes	750,000	750,000	750,000	750,000	750,000
Total debt	1,818,661	1,955,287	1,951,971	1,973,481	1,979,078
Total net debt	1,652,985	1,760,122	1,815,458	1,838,071	1,851,744
Total secured debt	1,068,661	1,205,287	1,201,971	1,223,481	1,229,078
Consolidated Cash Flow (2)	310,345	286,881	344,739	322,154	324,405
Consolidated Leverage Ratio for the Reference Period	5.86	6.82	5.66	6.13	6.10
Net leverage ratio (1)	5.33	6.14	5.27	5.71	5.71
Secured Leverage Ratio for the Reference Period (2)	3.44	4.20	3.49	3.80	3.79
Fixed Charges for the Reference Period (2)	110,704	118,290	131,688	134,836	141,394
Fixed Charge Coverage Ratio for the Reference Period (2)	2.80	2.43	2.62	2.39	2.29

(1)	Net leverage ratio is not a defined term under the Company’s Indentures.

(2)	Consolidated Cash Flow as defined in the Company’s $600.0 million Secured 2032 Notes issued in June 2025, includes cash payments under the IP Transit Services Agreement with TMUSA. Cash payments under the IP Transit Services Agreement with TMUSA for the for the most recently completed period of four consecutive fiscal quarters of the Company were $100.0 million.

Ratios under the Company’s $600 million 2032 Secured Notes

	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Consolidated Cash Flow under the Indentures	286,881	344,739	322,154	324,405
PLUS: Cash Payments under IP Transit Services Agreement with TMUSA	100,000	100,000	100,000	100,000
Consolidated Cash Flow - $600.0 million Secured 2032 Notes	386,881	444,739	422,154	424,405
Consolidated Leverage Ratio for the Reference Period - $600.0 million Secured 2032 Notes	5.05	4.39	4.67	4.66
Net leverage ratio - $600.0 million Secured 2032 Notes (1)	4.55	4.08	4.35	4.36
Secured Leverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.12	2.70	2.90	2.90
Fixed Charges for the Reference Period	118,290	131,688	134,836	141,394
Fixed Charge Coverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.27	3.38	3.13	3.00

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2026 AND DECEMBER 31, 2025

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,265	$148,515
Restricted cash	39,000	56,597
Accounts receivable, net of allowance for credit losses of $5,271 and $4,610, respectively	91,096	88,050
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $8,695 and $10,401, respectively	91,305	89,599
Prepaid expenses and other current assets	68,610	67,820
Total current assets	430,276	450,581
Property and equipment:
Property and equipment	3,696,974	3,642,906
Accumulated depreciation and amortization	(1,964,092)	(1,921,832)
Total property and equipment, net	1,732,882	1,721,074
Right-of-use leased assets	303,051	310,523
IPv4 intangible assets	458,000	458,000
Other intangible assets, net	10,813	11,251
Deposits and other assets	31,179	34,834
Due from T-Mobile, IP Transit Services Agreement, net of discount of $869 and $2,255, respectively	65,798	89,412
Due from T-Mobile, Purchase Agreement, net of discount of $3,548 and $4,006, respectively	24,567	24,109
Total assets	$3,056,566	$3,099,784
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,095	$30,571
Accrued and other current liabilities	112,345	109,582
Current maturities, operating lease liabilities	53,665	54,576
Finance lease obligations, current maturities	23,967	26,112
Total current liabilities	226,072	220,841
Senior secured 2032 notes, net of unamortized debt costs of $1,957 and $2,020, respectively	598,043	597,980
Senior unsecured 2027 notes, net of unamortized debt costs of $1,034 and $1,236, respectively, and discounts of $3,633 and $4,344, respectively	745,333	744,420
Secured IPv4 notes, net of debt costs of $8,339 and $8,863, respectively	372,061	371,537
Operating lease liabilities, net of current maturities	263,698	269,753
Finance lease obligations, net of current maturities	604,981	597,239
Deferred income tax liabilities	321,724	333,294
Other long-term liabilities	28,816	28,568
Total liabilities	3,160,728	3,163,632
Commitments and contingencies:
Stockholders’ deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized; 50,077,663 and 50,062,158 shares issued and outstanding, respectively	50	50
Additional paid-in capital	651,538	643,256
Accumulated other comprehensive (loss) income	(6,327)	1,428
Accumulated deficit	(749,423)	(708,582)
Total stockholders’ deficit	(104,162)	(63,848)
Total liabilities and stockholders’ deficit	$3,056,566	$3,099,784

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND MARCH 31, 2025

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)
Service revenue	$239,187	$247,048
Operating expenses:
Network operations (including $319 and $490 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	129,229	137,439
Selling, general, and administrative (including $7,244 and $7,523 of equity-based compensation expense, respectively)	72,338	73,863
Depreciation and amortization	54,055	76,038
Total operating expenses	255,622	287,340
Gains on lease terminations and other	2,928	—
Operating loss	(13,507)	(40,292)
Interest expense, including change in valuation interest rate swap agreement	(43,875)	(34,216)
Interest income – IP Transit Services Agreement	3,093	4,686
Interest income (loss) – Purchase Agreement	458	425
Interest income (loss) and other, net	2,852	(865)
Loss before income taxes	(50,979)	(70,262)
Income tax benefit	11,437	18,220
Net loss	$(39,542)	$(52,042)

Comprehensive loss:
Net loss	$(39,542)	$(52,042)
Foreign currency translation adjustment	(7,755)	11,752
Comprehensive loss	$(47,297)	$(40,290)

Net loss per common share:
Basic net loss per common share	$(0.83)	$(1.09)
Diluted net loss per common share	$(0.83)	$(1.09)
Dividends declared per common share	$0.02	$1.005

Weighted-average common shares - basic	47,774,617	47,676,735

Weighted-average common shares - diluted	47,774,617	47,676,735

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND MARCH 31, 2025

(IN THOUSANDS)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(39,542)	$(52,042)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,055	76,038
Amortization of debt costs and discounts	1,501	1,192
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(3,551)	(5,111)
Equity-based compensation expense (net of amounts capitalized)	7,563	8,013
Gains on lease terminations and other	(2,928)	—
Deferred income taxes	(11,570)	(18,554)
Changes in operating assets and liabilities:
Accounts receivable	(3,046)	8,979
Prepaid expenses and other current assets	(790)	2,261
Accounts payable, accrued liabilities and other long-term liabilities	9,501	17,903
Deposits and other assets	3,641	(2,328)
Net cash provided by operating activities	14,834	36,351
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	25,000	25,000
Purchases of property and equipment	(46,239)	(58,088)
Net cash used in investing activities	(21,239)	(33,088)
Cash flows from financing activities:
Dividends paid	(1,299)	(49,133)
Proceeds from exercises of stock options	—	121
Principal payments of finance lease obligations	(13,356)	(8,003)
Net cash used in financing activities	(14,655)	(57,015)
Effect of exchange rates changes on cash	(4,787)	9,806
Net decrease in cash, cash equivalents and restricted cash	(25,847)	(43,946)
Cash, cash equivalents and restricted cash, beginning of period	205,112	227,916
Cash, cash equivalents and restricted cash, end of period	$179,265	$183,970

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; delays in the delivery of network equipment or optical fiber; loss of key right-of-way agreements; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year December 31, 2025 and our Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, September 30, 2025 and March 31, 2026. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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